UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2026, urban-gro, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), which was approved by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders held on January 30, 2026 and by the Company’s Board of Directors.

The Certificate of Amendment effects a 1-for-25 reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in which each twenty-five (25) shares of Common Stock issued and outstanding as of 12:01 a.m. Eastern Time on February 9, 2026 (the effective time of the reverse stock split) will be combined and converted into one share of Common Stock. While the reverse stock split will decrease the number of outstanding shares of Common Stock, it will not change the total number of shares of Common Stock authorized for issuance by the Company, nor will it change the par value of the Common Stock. The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Capital Market. However, there can be no assurance that the reverse stock split will have the desired effect of sufficiently raising the bid price of the Common Stock for the required period or that the Company will be able to regain compliance with all other requirements of the Nasdaq Capital Market.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Instead, the Company will pay cash to any stockholder holding fractional shares as a result of the reverse stock split equal to such fraction multiplied by the closing price per share of Common Stock on The Nasdaq Capital Market as of February 6, 2026, as adjusted to reflect the reverse stock split.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company expects that the reverse stock split-adjusted shares of its Common Stock will begin trading on The Nasdaq Capital Market at the open of the market on February 9, 2026 with the new CUSIP number 91704K 301. No change will be made to the trading symbol for the Common Stock, “UGRO”, in connection with the reverse stock split.

In connection with the reverse stock split, proportional adjustments will be made to (i) the number of shares of Common Stock underlying the Company’s outstanding stock options and warrants, (ii) the exercise price or conversion price (as applicable) of the Company’s outstanding stock options and warrants, and (iii) the number of shares reserved for issuance under the Company’s equity incentive plan.

Item 7.01 Regulation FD Disclosure

On February 5, 2026, the Company issued a press release announcing the reverse stock split. A copy of the press release is furnished to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of urban-gro, Inc.
99.1	Press release dated February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: February 5, 2026	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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